Exhibit 99.1

SECURITY FEDERAL CORPORATION
ANNOUNCES RETIREMENT AND APPOINTMENT OF PRESIDENT
AND CEO, AND APPOINTMENT OF NEW DIRECTOR

Aiken, South Carolina (January 5, 2012) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), announced today that Timothy W. Simmons retired as the Company’s President and Chief Executive Officer and that J. Chris Verenes, the Chairman of the Board and Chief Executive Officer of the Bank, had been appointed as Mr. Simmons’ successor.

Mr. Simmons’ retirement as the Company’s President and Chief Executive Officer was effective January 1, 2012.  Mr. Simmons will continue to serve as Chairman of the Board of the Company and as a director of the Bank.  Mr. Simmons had been President of the Company since 1987 and Chief Executive Officer of the Company since June 1994.  He previously served as President of the Bank from 1987 until 2001 and as Chief Executive Officer of the Bank from 1988 until his retirement on January 1, 2011.

“Tim’s leadership and dedication are evident in the success the Company and Bank have enjoyed over the years.  Our Company, Board, employees and stockholders are indebted to him for his many contributions to the Company.” stated Mr. Verenes.  “I am pleased that he will continue to serve as a director  and as a result we will have the ongoing benefit of his knowledge in our successful operation,” he continued.

Mr. Simmons commented, “The other directors and I are very pleased that Chris is taking over the management of the Company.  During the past year, he has been successful in the management of the Bank and in the completion of the Bank’s charter conversion to a South Carolina commercial bank.  I’m excited to provide my continued support from the Board Room and to watch Chris continue in his leadership of our organization.”

The Company also announced the appointment of W. Barry Adams to the Board of Directors.  Mr. Adams has served as Executive Vice President of the Bank since 2010.  Prior to his employment with the Bank, Mr. Adams was employed by Regions Bank from 1998 to 2010 and served in a variety of positions with the last position he held being Market President.  Prior to that, Mr. Adams was employed from 1974 to 1998 at Palmetto Federal Savings Bank of South Carolina.  Mr. Adams served in a variety of positions while he was at Palmetto Federal with the last position he held being Executive Vice President. Mr. Adams has over 37 years of banking experience.  He is involved in a variety of community-related activities and was the recipient of the Georgia Military alumni’s “Community Service Award” in 2011.  He also is active in the Salvation Army Advisory Board, the Rotary Club of Aiken, Fellowship of Christian Athletes, Chair of Paul Knox Educational Endowment Fund, Foundation Chair of Public Education Partners, Aiken SCE&G Advisory Board, USCA School of Business Advisory Board, and former Chair of the Aiken Chamber of Commerce.  Mr. Adams was also appointed to the Bank’s Board of Directors.

Security Federal Corporation is the bank holding company for Security Federal Bank, a South Carolina chartered, FDIC insured commercial bank.  The Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Security Federal Corporation's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended March 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.